                          SECURITIES AND EXCHANGE COMMISSION


                                 WASHINGTON, DC 20549



                                      FORM 8-K/A



                                    CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934



                  Date of Report (Date of earliest event reported):
                            August 22, 1997 (July 1, 1997)



                               Suiza Foods Corporation
                ------------------------------------------------------
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


        Delaware                        340-28130                75-2559681
----------------------------     ------------------------    -------------------
(STATE OR OTHER JURISDICTION     (COMMISSION FILE NUMBER)      (IRS EMPLOYER
     OF INCORPORATION)                                       IDENTIFICATION NO.)



                         3811 Turtle Creek Blvd., Suite 1300
                                 Dallas, Texas 75219
                 ----------------------------------------------------
                 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)  (ZIP CODE)



                 Registrant's telephone number, including area code:
                                    (214) 528-0939

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

    (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

THE GARELICK COMPANIES
    Report of Independent Auditors-Coopers & Lybrand L.L.P.               F-7
    Combined Balance Sheets                                               F-8
    Combined Statements of Income and Retained Earnings                   F-9
    Combined Statements of Cash Flows                                     F-10
    Notes to Combined Financial Statements                                F-11

DAIRY FRESH L.P.
    Report of Independent Auditor-McGladrey & Pullen, LLP                 F-23
    Balance Sheets                                                        F-24
    Statements of Income                                                  F-25
    Statements of Partners' Equity                                        F-26
    Statements of Cash Flows                                              F-27
    Notes to Financial Statements                                         F-28

    (b)  PRO FORMA FINANCIAL INFORMATION

    The following unaudited pro forma consolidated financial statements are filed with this report:

Unaudited Pro Forma Consolidated Statements of Earnings:
          Year Ended December 31, 1996                                    F-1
          Six Months Ended June 30, 1997                                  F-3
Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 1997        F-5

The unaudited pro forma financial data have been derived by the application of pro forma adjustments to the consolidated financial statements of Suiza Foods Corporation (the "Company" or the "Registrant"). The pro forma statement of earnings data for the year ended December 31, 1996 represent income from continuing operations for such period and give effect to the acquisitions of Garrido & Compania, Inc. ("Garrido"), which was acquired on July 19, 1996, Swiss Dairy, a Corporation ("Swiss Dairy"), which was acquired on September 9, 1996 and Model Dairy, Inc. ("Model Dairy"), which was acquired on December 16, 1996 (Garrido, Swiss Dairy and Model Dairy collectively, the "1996 Acquisitions"), Dairy Fresh L.P. ("Dairy Fresh"), which was acquired on July 1, 1997 and The Garelick Companies ("Garelick"), which were acquired on July 31, 1997 (Dairy Fresh and Garelick collectively, the "1997 Acquisitions"), and the related borrowings to fund these acquisitions as if each such transaction had been consummated as of January 1, 1996. The pro forma statement of earnings data for the six months ended June 30, 1997 represent income from continuing operations for such period and give effect to the 1997 Acquisitions and the related borrowings to fund these acquisitions as if each such transaction had been consummated as of January 1, 1996. The pro forma consolidated balance sheet data give effect to the 1997 Acquisitions and the related borrowings to fund these acquisitions as if each such transaction had been consummated as of June 30, 1997. The pro forma adjustments, which are described in the accompanying notes, are based on available information and certain assumptions that management of the Company believes are reasonable. The pro forma financial data should not be considered indicative of actual results that would have been achieved if the transactions given pro forma effect had been consummated on the dates or for the periods indicated and do not purport to indicate results of operations as of any future date or for any future period.

The unaudited pro forma financial data should be read in conjunction with the historical financial statements of the Company, Garrido, Swiss Dairy, Model Dairy, Dairy Fresh and Garelick, and the related notes thereto.


    (c)  EXHIBITS

      2.1 Asset Purchase Agreement, dated as of June 11, 1997, by and among DF Acquisition Corp., a Delaware corporation, Dairy Fresh L.P., a Delaware limited partnership, and Suiza Foods Corporation, a Delaware corporation (filed as Exhibit 2.1 to the Company's Current Report on Form 8-K dated July 14, 1997 and incorporated herein by reference).

      2.2 Stock Purchase Agreement dated June 20, 1997 among Suiza Foods Corporation, Peter M. Bernon, Alan J. Bernon and the other stockholders named therein and The Garelick Companies (filed as Exhibit 10.7 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 and incorporated herein by reference).

      2.3 Amendment No. 1 to Stock Purchase Agreement dated July 30, 1997 among Suiza Foods Corporation, Peter M. Bernon, Alan J. Bernon and the other stockholders named therein and the Garelick Companies (filed as Exhibit 10.8 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 and incorporated herein by reference).

      2.4 Stockholders Agreement dated July 31, 1997 among Suiza Foods Corporation, Franklin Plastics, Peter M. Bernon and Alan J. Bernon (filed as Exhibit 10.9 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 and incorporated herein by reference).

     23.1     Consent of McGladrey & Pullen, LLP.

     23.2     Consent of Coopers & Lybrand L.L.P.

     99.1 Press Release issued by the Company at 7:36 a.m. EDT on June 23, 1997 (filed as Exhibit 99.1 to the Company's Current Report on Form 8-K dated July 14, 1997 and incorporated herein by reference).

     99.2 Press Release issued by the Company at 7:50 a.m. EDT on June 23, 1997 (filed as Exhibit 99.2 to the Company's Current Report on Form 8-K dated July 14, 1997 and incorporated herein by reference).


UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
YEAR ENDED DECEMBER 31, 1996
(In Thousands, Except Share Data)
------------------------------------------------------------------------------------------------------------
                                                  Historical
                                      -------------------------------------
                                        The         1996          1997        Pro Forma
                                      Company   Acquisitions   Acquisitions   Adjustments        Pro Forma
                                                     (a)          (b)
Net sales                             $520,916     $141,258     $479,269     $     -             $1,141,443

Cost of Sales                          388,548      117,529      385,962      (2,624)(c)(d)         889,415
                                      --------     --------     --------                         ----------

           Gross profit                132,368       23,729       93,307                            252,028

Operating expenses:
   Selling and distribution             70,709       10,779       39,138      (1,676)(c)(d)         118,950
   General and administrative           21,913        6,098       12,451      (4,937)(c)(d)          35,525
   Amortization of intangibles           4,624           10        2,207       6,968 (e)             13,809
                                      --------     --------     --------                         ----------

           Total operating expenses     97,246       16,887       53,796                            168,284
                                      --------     --------     --------                         ----------

Operating income                        35,122        6,842       39,511                             83,744

Other (income) expense:
   Interest expense                     17,470          144        4,164      31,346 (f)             53,124
   Merger and other costs                  571                                                          571
   Other expense                        (4,012)        (531)         144                             (4,399)
                                      --------     --------     --------                         ----------

           Total other (income)
             expense                    14,029         (387)       4,308                             49,296
                                      --------     --------     --------                         ----------

Income before income taxes              21,093        7,229       35,203                             34,448

Income taxes                            (6,836)        (421)       1,101       3,995 (g)             (2,161)
                                      --------     --------     --------                         ----------

Income from continuing operations     $ 27,929     $  7,650     $ 34,102                         $   36,609
                                      --------     --------     --------                         ----------
                                      --------     --------     --------                         ----------
Earnings per share from
   continuing operations              $   2.81                                                   $     3.58
                                      --------                                                   ----------
                                      --------                                                   ----------
Weighted average shares
   outstanding                       9,921,822                                                   10,219,222
                                     ---------                                                   ----------
                                     ---------                                                   ----------

(a) 1996 Acquisitions include the pre-acquisition results of operations during 1996 of Garrido, Swiss Dairy and Model Dairy, the audited financial statements of which have been previously filed.

(b) 1997 Acquisitions include the result of operations of Dairy Fresh for the year ended December 31, 1996, and the results of operations of Garelick for its most recent fiscal year ended September 30, 1997.

(c) Excess of historical depreciation expense over the depreciation of the fair value of property and equipment acquired, as follows:

                                           1996           1997
                                       Acquisitions   Acquisitions   Total

             Cost of sales                $(375)        $(1,732)    $(2,107)
             Selling and distribution      (315)           (393)       (708)
             General and administration     (52)            (69)       (121)
                                          -----         -------     -------
                                          $(742)        $(2,194)    $(2,936)
                                          -----         -------     -------
                                          -----         -------     -------

(d) Elimination of salaries and benefits paid primarily to former shareholders of the acquired businesses whose employment was either terminated or salaries were reduced as part of the purchase agreement, along with the elimination of certain related party expenses of the acquired businesses, pursuant to agreements with such related parties at acquisition date, resulting in a reduction of historical costs of sales, selling and distribution, and general administrative costs.

                                           1996           1997
                                       Acquisitions   Acquisitions   Total

             Cost of sales              $  (517)       $     -     $  (517)
             Selling and distribution      (968)             -        (968)
             General and administration  (1,065)        (3,751)     (4,816)
                                        -------        -------     -------
                                        $(2,550)       $(3,751)    $(6,301)
                                        -------        -------     -------
                                        -------        -------     -------

(e) Amortization of goodwill and other intangibles in excess of historical amounts.


                                            1996           1997
                                Life    Acquisitions   Acquisitions   Total

             Organization costs   5       $   12           $  10      $  22
             Trade name          25          110             400        510
             Customer list       10          367                        367
             Goodwill            40        1,081           4,988      6,069
                                          ------          ------     ------
                                          $1,570          $5,398     $6,968
                                          ------          ------     ------
                                          ------          ------     ------

(f) Pro forma interest expense on the average outstanding balance of new borrowings used to fund the acquisitions at an assumed interest rate of 7.75%, net of the reduction of historical interest expense related to the historical debt repaid.

             1996 Acquisitions                                      $ 5,239
             1997 Acquisitions                                       26,107
                                                                    -------
             Total                                                  $31,346
                                                                    -------
                                                                    -------

(g) Estimated pro forma income tax adjustment to reflect income taxes at the estimated effective tax rate of 4% for Garrido, 35% for Model Dairy and 40% for Swiss Dairy, Dairy Fresh and Garelick.

             1996 Acquisitions                                       $1,651
             1997 Acquisitions                                        2,344
                                                                     ------
             Total                                                   $3,995
                                                                     ------
                                                                     ------

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
SIX MONTHS ENDED JUNE 30, 1997
(IN THOUSANDS, EXCEPT SHARE DATA)
-------------------------------------------------------------------------------

                                            HISTORICAL
                                    ------------------------
                                        THE          1997        PRO FORMA
                                      COMPANY    ACQUISITIONS   ADJUSTMENTS              PRO FORMA
                                                      (a)

Net sales                            $  336,819     $246,977      $      -              $  583,796

Costs of sales                          252,047      192,812         (1,995) (b)           442,864
                                     ----------     --------                            ----------

           Gross profit                  84,772       54,165                               140,932

Operating expenses:
   Selling and distribution              42,244       22,073           (473) (b)            63,844
   General and administrative            16,397        5,674         (1,243) (b)(c)         20,828
   Amortization of intangibles            2,982        1,251          2,623  (d)             6,856
                                     ----------     --------                            ----------

           Total operating expenses      61,623       28,998                                91,528
                                     ----------     --------                            ----------

Operating income                         23,149       25,167                                49,404

Other (income) expense:
   Interest expense                       6,580        3,410         10,988 (e)             20,978
   Merger and other costs
   Other expense                        (18,575)         (18)                              (18,593)
                                     ----------     --------                            ----------

           Total other (income)
              expense                   (11,995)       3,392                                 2,385
                                     ----------     --------                            ----------

Income before income taxes               35,144       21,775                                47,019

Income taxes                             10,745          715          3,735 (f)             15,195

                                     ----------     --------                            ----------
Income from continuing
   operations                         $  24,399     $ 21,060                             $  31,824
                                     ----------     --------                            ----------
                                     ----------     --------                            ----------

Earnings per share from
   continuing operations                $  1.57                                            $  2.01
                                     ----------                                         ----------
                                     ----------                                         ----------
Weighted average shares
   Outstanding                       15,509,388                                         15,806,788
                                     ----------                                         ----------
                                     ----------                                         ----------




(a) 1997 Acquisitions included the results of operations of Dairy Fresh and Garelick for the six months ended June 30, 1997.

(b) Excess of historical depreciation expense over the depreciation of the fair value of property and equipment acquired, as follows:


          Cost of sales                                   $  (1,995)
          Selling and distribution                             (473)
          General and administration                            (71)
                                                          ---------
                                                          $  (2,539)
                                                          ---------
                                                          ---------


(c) Elimination of salaries and benefits paid primarily to former shareholders of the acquired businesses whose employment was either terminated or salaries were reduced as part of the purchase agreement, along with the elimination of certain related party expenses of the acquired businesses, pursuant to agreements with such related parties at acquisition date, resulting in a reduction of historical general administrative costs of $1,172.

(d) Amortization of goodwill and other intangibles in excess of historical amounts.

                                      Life

        Organization costs               5             $       5
        Trade name                       25                  200
        Goodwill                         40                2,418
                                                        --------
                                                        $  2,623
                                                        --------
                                                        --------

(e) Pro forma interest expense to reflect additional interest expense of $10,988 on the average outstanding balance of new borrowings used to fund the acquisitions at an assumed interest rate of 7.75%, net of the reduction of historical interest expense related to the historical debt repaid.

(f) Estimated pro forma income tax adjustment to reflect increased income taxes of $3,735 at the estimated effective tax rate of 40% for Dairy Fresh and Garelick.


UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 1997
(IN THOUSANDS)
------------------------------------------------------------------------------------------------------

                                                        HISTORICAL
                                                  ----------------------

                                                    THE         1997        PRO FORMA
                                                  COMPANY   ACQUISITIONS   ADJUSTMENTS    PRO FORMA
                                                                (a)
Current assets:
   Cash                                           $  7,130    $    291      $   (68)(c)   $  7,353
   Accounts receivable                              50,784      32,948                      83,732
   Inventories                                      21,536       6,882                      28,418
   Prepaid expenses and other current assets         3,369       2,299          (75)(c)      5,593
   Deferred income taxes                             3,796                                   3,796
                                                  --------    --------                    --------

           Total current assets                     86,615      42,420                     128,892

Property and equipment                             136,281      85,199       26,862 (c)    248,342

Deferred income taxes                                8,319                                   8,319


Intangible and other assets                        171,091      42,219      259,137 (c)    472,447
                                                  --------    --------                    --------

Total assets                                      $402,306    $169,838                    $858,000
                                                  --------    --------                    --------
                                                  --------    --------                    --------

Current liabilities:
   Accounts payable and accrued expenses          $ 42,118    $ 40,122     $   (380)(b)   $ 81,860
   Income taxes payable                              1,154                                   1,154
   Current portion of long-term debt                17,323      57,762      (57,762)(b)     17,323
                                                  --------    --------                    --------

           Total current liabilities                60,595      97,884                     100,337

Long-term debt                                     128,150      32,436      373,516 (b)    534,102

Deferred income taxes                                4,928                                   4,928

Stockholders' equity:
   Common stock                                        153                        3 (b)        156
   Additional paid-in capital                      183,263                    9,997 (b)    193,260
   Retained                                         25,217                                  25,217
   Equity of acquired businesses                                39,518      (39,518)(c)       -
                                                  --------    --------                    --------

           Total stockholders' equity              208,633      39,518                     218,633
                                                  --------    --------                    --------

Total liabilities and stockholders' equity        $402,306    $169,838                    $858,000
                                                  --------    --------                    --------
                                                  --------    --------                    --------

(a) 1997 Acquisitions include the financial positions of Dairy Fresh and Garelick as of June 30, 1997.

b) On July 1, 1997, the Company completed the acquisition of substantially all the net assets of Dairy Fresh and, on July 31, 1997, the acquisition of all of the outstanding common stock of Garelick. The purchase prices for these acquisitions were approximately $104.5 million and $306.6 million, respectively, including acquired cash and exluding expenses of $1.8 million and $3.0 million, respectively, which were used to acquired Dairy Fresh and Garelick and to repay their existing debt. The total purchase prices were funded primarily with borrowings under the Company's Senior Credit Facility and the issuance of 297,400 shares of the Company's common stock, with a value of $10.0 million, to Garelick shareholders, as follows:

             Credit agreement borrowings                               $405,952
             Issuance of common stock                                    10,000
                                                                       --------
             Total purchase prices                                      415,952

             Repayment of existing indebtedness:
                Accrued interest                                           (380)
                Current portion of long-term debt                       (57,762)
                Long-term debt                                          (32,436)
                                                                       --------

             Net purchase prices                                       $325,374
                                                                       --------
                                                                       --------

(c) The above acquisitions resulted in an excess of the purchase prices over the historical carrying values of net assets acquired, which were allocated to the net assets acquired, as follows:

             Net purchase prices                                       $325,374
             Historical carrying value of net assets:
                Total net assets                                         39,518
                Less net assets not assumed:
                   Cash                                                     (68)
                   Prepaid expenses                                         (75)
                   Intangible and other assets                          (38,693)
                                                                       --------
             Historical carrying values of net assets acquired              682
                                                                       --------
             Excess of net purchase prices over historical carrying
               values                                                  $324,692
                                                                       --------
                                                                       --------

             Allocation of excess purchase price:
                Excess fair value of property and equipment            $ 26,862
                Intangible assets                                       297,830
                                                                       --------
                                                                       $324,692
                                                                       --------
                                                                       --------

                     REPORT OF INDEPENDENT ACCOUNTANTS


To the Stockholders of
 The Garelick Companies:

     We have audited the accompanying combined balance sheets of The Garelick Companies (see note 1) as of September 30, 1996 and 1995 and the related combined statements of income and retained earnings and cash flows for each of the three years in the period ended September 30, 1996. These statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of The Garelick Companies as of September 30, 1996 and 1995 and the results of its operations and its cash flows for each of the three years in the period ended September 30, 1996 in conformity with generally accepted accounting principles.


                                        Coopers & Lybrand L.L.P.


Boston, Massachusetts
July 31, 1997

                            THE GARELICK COMPANIES

                            COMBINED BALANCE SHEETS

                                             September 30,
                                      --------------------------    June 30,
                                          1995          1996          1997
                                          ----          ----          ----
                                                                   (Unaudited)
ASSETS
Current Assets:
     Cash                             $ 1,037,378   $  1,174,333  $    375,857
     Accounts receivable, net          22,903,413     28,003,343    29,098,360
     Inventories                        4,514,509      5,456,192     5,001,547
     Other current assets                 678,760        653,364     2,080,265
                                      -----------   ------------  ------------
          Total current assets         29,134,060     35,287,232    36,556,029

Property, plant and equipment, net     38,649,069     63,354,803    76,570,352
Intangible assets, net                  1,962,414      1,446,568     1,001,497
Federal tax deposit                     2,340,848      3,271,133     3,413,110
Other assets                              350,000        350,000       350,000
                                      -----------   ------------  ------------

          Total assets                $72,436,391   $103,709,736  $117,890,988
                                      -----------   ------------  ------------
                                      -----------   ------------  ------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Notes payable                    $15,360,583   $ 41,632,120  $ 50,807,797
     Accounts payable                  24,754,392     30,111,820    27,801,931
     Accrued expenses                   6,031,256      7,718,694    10,682,039
     Due stockholders                         ---      1,800,000           ---
     Capital lease obligations            955,299         47,923           ---
                                      -----------   ------------  ------------
          Total current liabilities    47,101,530     81,310,557    89,291,767

Notes payable - long term               8,128,569            ---           ---
Capital lease obligations - long term     231,286            ---           ---
                                      -----------   ------------  ------------
          Total liabilities            55,461,385     81,310,557    89,291,767

Commitments                                   ---            ---           ---

Stockholders' equity
     Common stock                       1,683,118      1,767,118     1,746,118
     Additional paid-in-capital         2,206,860      2,206,860     1,856,860
     Retained earnings                 24,565,028     29,905,201    36,476,243
                                      -----------   ------------  ------------
                                       28,455,006     33,879,179    40,079,221
Less cost of treasury stock           (11,480,000)   (11,480,000)  (11,480,000)
                                      -----------   ------------  ------------

          Total stockholders' equity   16,975,006     22,399,179    28,599,221
                                      -----------   ------------  ------------

          Total liabilities and
            stockholders' equity      $72,436,391   $103,709,736  $117,890,988
                                      -----------   ------------  ------------
                                      -----------   ------------  ------------

                 The accompanying notes are an integral part
                    of the combined financial statements.

                                          THE GARELICK COMPANIES

                            COMBINED STATEMENTS OF INCOME AND RETAINED EARNINGS

                                              years ended September 30,               nine months ended June 30,
                                    ---------------------------------------------    -----------------------------
                                        1994           1995              1996            1996             1997
                                    ------------   ------------      ------------    ------------     ------------
                                                                                             (Unaudited)
Net sales                           $290,882,509    $331,888,720     $362,229,305     $266,204,788     $289,832,400

Cost of sales                        234,924,276     268,559,379      289,414,731      209,915,835      234,055,970
                                    ------------   ------------      ------------    ------------     ------------

Gross profit                          55,958,233      63,329,341       72,814,574       56,288,953       55,776,430

Operating expenses:
  Selling and distribution            27,526,816      32,341,599       36,920,198       30,716,298      33,012,812
  General and administrative          11,743,741      10,271,673       10,234,158        7,046,102       6,572,245
  Amortization of intangibles            941,103         887,142          717,916          535,333         559,804
                                    ------------   ------------      ------------    ------------     ------------

Income from operations                15,746,573      19,828,927       24,942,302       17,991,220      15,631,569

Other expense (income):
  Interest                               551,037       1,417,005        1,873,147        1,407,717       2,240,155
  Other                                  (90,560)       (401,772)         117,835            1,075        (832,988)
                                    ------------   ------------      ------------     ------------    ------------
Income before provision
  for state income taxes              15,286,096      18,813,694       22,951,320       16,582,428      14,224,402

Provision for state income taxes         633,677         988,254        1,101,147          926,010         743,370
                                    ------------   ------------      ------------     ------------    ------------
     Net income                       14,652,419      17,825,440       21,850,173       15,656,418      13,481,032

Retained earnings,
  Beginning of year                   30,477,169     23,309,588        24,565,028      24,565,028       29,905,201

Stockholder distributions            (21,820,000)   (16,570,000)      (16,510,000)     (7,730,000)      (6,909,990)
                                    ------------   ------------      ------------    ------------     ------------
Retained earnings, end of year      $ 23,309,588   $ 24,565,028      $ 29,905,201    $ 32,491,446     $ 36,476,243
                                    ------------   ------------      ------------    ------------     ------------
                                    ------------   ------------      ------------    ------------     ------------



                       The accompanying notes are an integral part of the combined financial statements


                                           THE GARELICK COMPANIES

                                        COMBINED STATEMENT OF CASH FLOWS

                                                        years ended September 30,       nine months ended June 30,
                                              ----------------------------------------  --------------------------
                                                    1994        1995           1996         1996          1997
                                                    ----        ----           ----         ----          ----
                                                                                            (Unaudited)
Cash flows from operating activities:
 Net income                                   $ 14,652,419  $ 17,825,440  $ 21,850,173  $ 15,656,418  $ 13,481,032
 Adjustments to reconcile net income
 to cash provided by operating activities:
 Depreciation and amortization
  of property, plant and equipment               8,066,098     7,867,606     9,833,517     6,828,678     8,765,200
  Amortization of intangible assets                941,103       887,142       717,916       535,333       559,804
  Loss (gain) on sale of equipment                (164,251)     (392,607)       81,910         1,075      (832,988)
  Changes in operating assets and liabilities:
    Accounts receivable                         (3,443,739)   (2,287,256)   (5,099,930)   (1,407,682)   (1,095,017)
    Inventories                                   (616,048)     (775,132)     (941,683)     (213,673)      454,645
    Other current assets                           742,395       (11,363)       25,396    (1,681,676)   (1,426,901)
    Federal tax deposit                           (446,485)      (41,511)     (930,285)     (115,281)     (141,977)
    Other assets                                    50,583       499,417           ---           ---           ---
    Accounts payable                             3,286,137     2,358,879     5,357,428     5,061,284    (2,309,889)
    Accrued expenses                             4,909,407    (4,651,075)    1,687,438      (155,415)    2,963,345
                                              ------------  ------------  ------------  ------------  ------------
Net cash provided by operating activities       27,977,619    21,279,540    32,581,880    24,509,061    20,417,254
                                              ------------  ------------  ------------  ------------  ------------
Cash flows from investing activities:
 Additions to property and equipment           (17,639,648)  (20,360,429)  (34,923,854)  (27,662,397)  (22,075,936)
 Acquisition of business                        (3,152,712)          ---           ---           ---           ---
 Additions to intangible assets                   (114,866)     (117,442)     (202,070)     (136,660)     (114,733)
 Proceeds from sale of equipment                12,467,294     7,235,734       302,693        52,323       928,175
                                              ------------  ------------  ------------  ------------  ------------
Net cash used in investing activities           (8,439,932)  (13,242,137)  (34,823,231)  (27,746,734)  (21,262,494)
                                              ------------  ------------  ------------  ------------  ------------
Cash flows from financing activities:
 Net changes in notes payable                    4,450,586     1,262,581    26,271,537    10,109,213     9,175,677
 Net changes in notes payable-long term           (814,285)    5,416,902    (8,128,569)    2,603,898           ---
 Principal payments on capital leases           (1,081,162)     (972,658)   (1,138,662)   (1,016,696)      (47,923)
 Net capital contributions                       1,132,000     1,140,000        84,000           ---      (371,000)
 Stockholder distributions                     (21,820,000)  (16,570,000)  (14,710,000)   (7,730,000)   (8,709,990)
                                              ------------  ------------  ------------  ------------  ------------
Net cash provided by (used in)
  financing activities                         (18,132,861)   (9,723,175)    2,378,306     3,966,415        46,764
                                              ------------  ------------  ------------  ------------  ------------
Increase (decrease) in cash                      1,404,826    (1,685,772)      136,955       728,742      (798,476)
Cash at beginning of period                      1,318,324     2,723,150     1,037,378     1,037,378     1,174,333
                                              ------------  ------------  ------------  ------------  ------------
Cash at end of period                         $  2,723,150  $  1,037,378  $  1,174,333  $  1,766,120  $    375,857
                                              ------------  ------------  ------------  ------------  ------------
                                              ------------  ------------  ------------  ------------  ------------

The accompanying notes are an integral part of the combined financial statements

                            THE GARELICK COMPANIES

                   Notes to combined financial statements
                                  __________


1.   BASIS OF COMBINATION:

The Garelick Companies ("The Company") began operations as Garelick Farms, Inc., incorporated under the laws of Massachusetts in 1973 as successor to a company founded in 1931. The Company consists of twenty companies affiliated through common control and family ownership. They are made up of three dairy processing facilities, one spring water bottling plant and sixteen plastic container manufacturing companies. The financial statements combine the operations of Garelick Farms, Inc., Fairdale Farms, Inc. (acquired in 1990), Grant's Dairy, Inc. (acquired in 1994), Miscoe Springs, Inc. (acquired in
1986), ("The Garelick Fluid Companies") and The Garelick Plastic Companies, which commenced operations in various states over the past eight years as follows:

                                                          Date
                                                        Organized
Company Name                     Location            or Incorporated
------------                     --------            ---------------
Marlborough Plastic, Inc.        Massachusetts      February 21, 1989
Maine Plastics, Inc.             Maine              March 22, 1989
Florida Plastics, Inc.           Florida            July 11, 1990
First Capital Plastics, Inc.     Pennsylvania       August 3, 1992
Sherman Plastics, Inc.           Texas              October 1, 1993
Chester County Container Corp    Pennsylvania       July 16, 1990*
New Jersey Plastics, Inc.        New Jersey         June 9, 1994*
Illinois Plastics, Inc.          Illinois           October 25, 1995
Allentown Plastics, Inc.         Pennsylvania       October 23, 1995
Kentwood Plastics, Inc.          Louisiana          February 28, 1995*
Franklin Plastics, Inc.          Massachusetts      January 17, 1992*
Richmond Container, Inc.         Virginia           October 1, 1994*
North Carolina Plastics, Inc.    North Carolina     May 31, 1996
Pennsylvania Plastics, Inc.      Pennsylvania       March 10, 1989**
Bunker Hill Plastics, Inc.       Massachusetts      April 15, 1992**
Plastics Management Group LC     Massachusetts      July 1, 1996

* Operations of Chester County Container Corp., New Jersey Plastics, Inc., Kentwood Plastics, Inc., Franklin Plastics, Inc. and Richmond Container, Inc. commenced on July 18, 1994, October 15, 1994, March 1, 1996, May 15, 1996 and August 15, 1996, respectively.

** Pennsylvania Plastics, Inc. and Bunker Hill Plastics, Inc. ceased operations during June 1996 and 1995, respectively and were liquidated in fiscal 1997.

                                  Continued

                            THE GARELICK COMPANIES

                   Notes to combined financial statements
                                  __________


Grant's Dairy, Inc. was acquired on April 30, 1994 for $3,152,712 in cash and incurred liabilities of $429,781. The acquisition was accounted for using the purchase method. Accordingly, the purchase price was allocated to assets acquired based on their fair market values. The excess of the purchase price over the net assets acquired of $1,521,800 was allocated to identifiable intangibles which are being amortized over three to five years.

The balance sheets are combined as of September 30, 1995 and 1996 except for Garelick Farms, Inc. which is included as of June 30, 1995 and 1996.
Garelick Farms, Inc. indebtedness increased by approximately $1,302,000 by September 30, 1996, which is excluded from the combined balance sheet and cash flows. The combined statements of income and retained earnings and the combined statement of cash flows include the years ended September 30, 1994, 1995 and 1996 except for Garelick Farms, Inc. which is included for the years ended June 30, 1994, 1995 and 1996 and for the nine month periods ended March 31, 1996 and 1997. The effect on combined net revenues and net income of reporting Garelick Farms, Inc. on a September 30 fiscal year end would be immaterial for all periods presented, including the nine month periods ended June 30, 1996 and 1997, and, accordingly, no adjustments have been made. The combined results for the year ended September 30, 1994 include Grant's Dairy, Inc. from May 1, 1994.

All material intercompany transactions and balances have been eliminated.

INTERIM FINANCIAL STATEMENTS

The combined balance sheet as of June 30, 1997, the combined statements of income and retained earnings and cash flows for the nine month periods ended June 30, 1996 and 1997 are unaudited, have been prepared on a basis substantially consistent with the audited financial statements and, in the opinion of management, include all adjustments (consisting of normal, recurring adjustments) necessary for a fair presentation of results for these interim periods. The combined results for the nine month periods ended June 30, 1996 and 1997 are not necessarily indicative of results to be expected for the entire year.

2.  NATURE OF BUSINESS:

The Garelick Companies operate in two segments. The Garelick Fluid Companies are primarily engaged in the processing, packaging and distribution of milk and milk products. In addition, they package and distribute certain juices and spring water. The Garelick Plastic Companies are engaged in the manufacture and delivery of plastic containers used primarily in the milk, juice and water industries. The Garelick Fluid Companies also manufacture plastic containers for their own use.

                                  Continued

                             THE GARELICK COMPANIES

                    Notes to combined financial statements
                                   __________


3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:


CASH

The Company considers cash on hand and deposits in bank as cash for the purposes of the statements of cash flow. Book overdrafts are recorded in accounts payable.

INVENTORIES

Inventories, consisting primarily of processed and unprocessed dairy and beverage products, related packaging materials and plastic resin, are stated at the lower of cost (first-in, first-out) or market.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment is stated at cost. Depreciation is stated using the straight-line and accelerated methods over the following estimated useful lives:

     Buildings and improvements              15 - 40 years
     Machinery and equipment                   5 - 7 years
     Leased equipment                              7 years
     Vehicles                                  3 - 7 years
     Office furniture and equipment            5 - 7 years
     Bossey carts                              5 - 7 years

Cases are expensed as they become unusable. Major improvements are capitalized while maintenance and repairs are expensed as incurred. Upon retirement or disposition, the cost of the assets and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in earnings.

INCOME TAXES

The companies have elected to be taxed as Subchapter S Corporations or as a Limited Liability Company whereby all of its income or losses pass through to its stockholders. Therefore, no provision for federal income taxes is included in the combined financial statements.

REVENUE RECOGNITION

Revenue is recognized when products are shipped. Provisions are made for sales discounts, volume allowances and cooperative advertising and are recognized in the period incurred.

                                  Continued

                            THE GARELICK COMPANIES

                   Notes to combined financial statements
                                   __________

USE OF ACCOUNTING ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.
Actual results could differ from those estimates and would affect financial position, results of operations and cash flows.

CONCENTRATION OF CREDIT RISK

The Garelick Fluid Companies' sales and accounts receivable are primarily to grocery retailers located in the Northeastern United States. Concentration of credit risk with respect to accounts receivable is limited due to the large number of customers and billing and payment patterns. The Garelick Plastics Companies include facilities that are dependent on specific customers for a substantial portion of their respective revenues. Concentration of credit risk is limited due to contractual arrangements with customers and billing and payment patterns.

LONG-LIVED ASSETS

In March, 1995, Statement of Financial Accounting Standards (SAS) No. 121 "Accounting for the Impairment of Long-Lived Assets to be Disposed Of" was issued. SAS No. 121 requires that long-lived assets and certain identifiable intangibles to be held and used or disposed of by an entity be reviewed for impairment whenever events of changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company adopted this statement and determined that no impairment loss need be recognized.

4.   ACCOUNTS RECEIVABLE:

Accounts receivable consisted of the following at September 30:

                                             1995                  1996
                                          -----------          -----------
Trade customers                           $22,638,905          $28,131,638
Farmers                                       120,813              182,000
Officers and employees                        181,655               78,151
                                          -----------          -----------
                                           22,941,373           28,391,789
Less allowance for doubtful accounts           37,960              388,446
                                          -----------          -----------
                                          $22,903,413          $28,003,343
                                          -----------          -----------
                                          -----------          -----------

                                  Continued

                           THE GARELICK COMPANIES

                   Notes to combined financial statements

                                 -------------

5.   INVENTORIES:

Inventories consisted of the following at September 30:

                                                     1995           1996
                                                     ----           ----

Pasteurized and raw milk and raw materials        $2,916,162     $3,533,031
Finished goods                                     1,598,347      1,923,161
                                                  ----------     ----------
                                                  $4,514,509     $5,456,192
                                                  ----------     ----------
                                                  ----------     ----------

6.   PROPERTY, PLANT AND EQUIPMENT:

Property, plant and equipment consisted of the following at September 30:

                                           1995                  1996
                                           ----                  ----
Land                                   $    606,139          $  1,487,169
Buildings and improvements               24,548,180            28,280,506
Machinery and equipment                  49,148,953            76,106,117
Leased equipment                          5,798,302             1,662,368
Trucks and trailers                      18,534,416            19,177,402
Office furniture and equipment            1,480,836             1,886,719
Cases and bossey carts                    3,682,766             4,459,709
Deposits on equipment                       ---                   821,628
                                       ------------          ------------
                                        103,799,592           133,881,618
Less accumulated depreciation            65,150,523            70,526,815
                                       ------------          ------------
                                       $ 38,649,069          $ 63,354,803
                                       ------------          ------------
                                       ------------          ------------

Depreciation and amortization expense amounted to $8,066,098, $7,867,606 and $9,833,517 for the years ended September 30, 1994, 1995 and 1996, respectively and $6,828,678 and $8,765,200 for the nine month periods ended June 30, 1996 and 1997, respectively. Amortization expense for leased equipment amounted to $807,084, $750,230 and $661,195 for the years ended September 30, 1994, 1995 and 1996, respectively and $560,521 and $77,859 for the nine month periods ended June 30, 1996 and 1997, respectively.

Deposits on equipment represent primarily initial payments for equipment for additional capacity at existing facilities as well as for additional facilities to be opened subsequent to September 30, 1996.

                                  Continued

                           THE GARELICK COMPANIES

                   Notes to combined financial statements

                                 -------------

In 1994 and 1995, the Company entered into sale-leaseback transactions in which it sold certain blowmolding equipment to a financing company. These transactions provided proceeds of $11,249,051 and $4,987,536 for the years ended September 30, 1994 and 1995, respectively. The Company now leases back this equipment under operating leases with monthly payments of approximately $178,000. The terms of these leases are through January 2004.

Accumulated amortization on leased equipment amounted to $3,947,147, $4,698,492 and $1,564,570 at September 30, 1994, 1995 and 1996, respectively.

7.   INTANGIBLE ASSETS:

Intangible assets, which represent goodwill and plant start-up costs, are recorded at the lower of cost or net realizable value and are amortized straight line over their estimated useful lives of 3 to 15 years. Amortization expense was $941,103, $887,142 and $717,916 for the years ended September 30, 1994, 1995 and 1996, respectively and $535,333 and $559,804 for the nine month periods ended June 30, 1996 and 1997, respectively.

8.   NOTES PAYABLE:

Notes payable consisted of the following at September 30:

                                                      1995          1996
                                                      ----          ----
Note payable, line of credit                      $13,894,154    $29,086,885

Note payable to bank, monthly payments of
$59,524 plus interest at 7.5%, due January 1999     2,559,522      1,845,238

Term loan, payable to bank, monthly payments
of $83,333 plus interest at 6.1%,
due February, 2001                                     ---         4,416,664

Term loan, payable to bank, monthly payments
of $16,667 plus interest at 6.93% through
September, 2000                                     1,983,333      1,783,333

Term note to bank, monthly payments of
$41,667 plus interest at 6.93 %,
due September, 2000                                 5,000,000      4,500,000

Promissory note to the former owner,
quarterly payments of $25,000, plus interest
at 7% through January 1996                             52,143        ---
                                                  -----------    -----------

                                                   23,489,152     41,632,120
Less current portion                               15,360,583     41,632,120
                                                  -----------    -----------

Long-term portion                                 $ 8,128,569    $   ---
                                                  -----------    -----------
                                                  -----------    -----------

                           THE GARELICK COMPANIES

                   Notes to combined financial statements

                                 -------------

At September 30, 1996, the Company had three separate loan and security agreements with two banks. One agreement allowed for borrowings up to $15,000,000, all of which was outstanding at September 30, 1996. This note was payable upon demand with interest at the bank's prime rate less 3/4% (7.5% at September 30, 1996). Another agreement allowed for borrowings of up to $25,000,000, of which approximately $9,000,000 was reserved for standby letters of credit and $10,948,000 was outstanding at the combination date in 1996. This note was payable upon demand with interest at the bank's prime rate less 5/8% (7.625% at September 30, 1996). The third agreement allowed for borrowings up to $10,000,000, of which $3,138,885 was outstanding at September 30, 1996. Interest was at the bank's money market rate plus 3/4% (6.25% at September 30, 1996). The line of credit and the note payable to the bank are collateralized by all assets except certain property and equipment and contain certain financial covenants, the most restrictive of which required the Company to maintain a minimum tangible net worth and certain financial ratios. In January and February 1997, all outstanding lines of credit were consolidated into two loan and security agreements (one for Fluids and one for Plastics) for $63,250,000. All debt was made current at September 30, 1996 due to the change in control (see note 16).

At September 30, 1995, the Company, had two lines of credit with banks. One line of credit allowed for borrowings of up to $28,850,000. The note was payable upon demand with interest at the bank's prime rate less 5/8% (8.125% at September 30, 1995). The other line of credit allowed for borrowings up to $10,000,000 with interest at the bank's money market rate plus 3/4% (6.50% at September 30, 1995).

The weighted average interest rate on short term borrowings was 6.14%, 7.37% and 6.59% for the years ended September 30, 1994, 1995 and 1996, respectively.

                           THE GARELICK COMPANIES

                   Notes to combined financial statements

                                 -------------

9.   LEASE COMMITMENTS:

The Company leases certain equipment and facilities under operating leases expiring through January 2005. Future minimum lease payments are as follows for the periods ending September 30:

                                                Amount
                                                ------

                    1997                      $3,226,000
                    1998                       3,125,000
                    1999                       2,821,000
                    2000                       2,821,000
                    2001                       2,821,000

Rent expense was $2,677,194, $4,606,642 and $4,980,952 for the years ended September 30, 1994, 1995 and 1996, respectively and $3,207,136 and $3,431,170 for the nine month periods ended June 30, 1996 and 1997, respectively.

10.  RETIREMENT PLAN:

The Company sponsors a 401(k) Savings Plan (the "Plan") which covers all eligible employees. Under the provisions of the Plan, the Company matches a portion of the employee's contribution and also can make, at the discretion of the Board of Directors, a voluntary contribution. Company contributions vest 100% after five years of service for all of the Garelick Companies except Grant's Dairy, Inc. These contributions vest at the rate of 20% per year starting after three years of service. Company contributions amounted to $590,918, $647,517 and $797,397 for the years ended September 30, 1994,
1995 and 1996, respectively and $594,174 and $734,934 for the nine month periods ended June 30, 1996 and 1997, respectively.

11.  RELATED PARTY TRANSACTIONS:

Prior to July 1, 1996, the Company paid fees to its stockholders for management services performed on behalf of the Company. These payments amounted to $1,325,000, $930,000 and $640,000 for the years ended September 30, 1994, 1995 and 1996, respectively and $410,000 and $270,000 for the nine month periods ended June 30, 1996 and 1997, respectively.

The Company leases one of its manufacturing facilities from a trust. The trustees include certain stockholders of the Company. The lease term expires in February 2002, however the Company has options to extend the term through 2007. Rent paid to the trust amounted to $552,000 for each the years ended September 30, 1994, 1995 and 1996 and $414,000 for each of the nine month periods ended June 30, 1996 and 1997.

In September 1996, Fairdale Farms, Inc. acquired the land and building it formerly leased from the prior owner of the business. In December 1996, Fairdale Farms, Inc. sold this property to a trust. The trustees include certain stockholders of the Company. In July 1997, the property was repurchased from the trust due to the sale of the Company.

                                  Continued

                           THE GARELICK COMPANIES

                   Notes to combined financial statements

                                 -------------

12.  COMMON STOCK:

     Common stock for the Garelick Companies consisted of the following:

                                                                                        Additional
                                 Shares          Par       Shares         Common         Paid-in
Entity Name                    Authorized       Value    Outstanding       Stock          Capital
-----------                    -----------      -----    -----------      -------       ----------
Opening balance:

Garelick Farms, Inc.:
  Voting                         10,000                    10,000      $     10,000
  Non-Voting                     83,718                    83,718            83,718
                               --------                   -------      ------------
                                 93,718            $1      93,718            93,718     $  658,860
Fairdale Farms, Inc.                100           none        100           500,000          ---
Miscoe Springs, Inc.             30,000           none        300            30,000          ---
Pennsylvania Plastics, Inc.       2,000           none        100            20,000          ---
Marlborough Plastics, Inc.       10,000           none        100               200          ---
Maine Plastics, Inc.              2,000           none        100               200          ---
Florida Plastics, Inc.            2,000           none        100             1,000          ---
Bunker Hill Plastics, Inc.       10,000           none        100             1,000          ---
First Capital Plastics, Inc.      2,000           none        120            12,000        300,000
Chester County Container Corp.    2,000           none        100             1,000          ---

Activity during 1994 due to
  Capital contributions (distributions):

Grant's Dairy, Inc.               2,000           none        100         1,000,000          ---
Sherman Plastics, Inc.            2,000           none        120            12,000        420,000
First Capital Plastics, Inc.       ---             ---       ---              ---         (300,000)
                               --------                   -------      ------------     ----------

Balance, September 30, 1994     157,818                    95,058         1,671,118      1,078,860

Activity during 1995 due to
  Capital contributions (distributions):

Sherman Plastics, Inc.             ---             ---       ---              ---         (420,000)
New Jersey Plastics, Inc.         2,000           none        120            12,000        948,000
Chester County Container Corp.     ---             ---       ---              ---          600,000
                               --------                   -------      ------------     ----------

Balance, September 30, 1995     159,818                    95,178         1,683,118      2,206,860

                            THE GARELICK COMPANIES

                   Notes to combined financial statements

                                 -------------

Activity during 1996 due to
  Capital contributions (distributions):

Illinois Plastics, Inc.           1,000           none        120            12,000        120,000
Allentown Plastics, Inc.          2,000           none        120            12,000          ---
Kentwood Plastics, Inc.           2,000           none        120            12,000        300,000
Franklin Plastics, Inc.          10,000           none        100            12,000        200,000
Plastics Management Group, LC      ---            n/a        ---             12,000          ---
Richmond Container, Inc.          2,000           none        120            12,000         90,000
North Carolina Plastics, Inc.     1,000           none        120            12,000         90,000
Chester County Container Corp.     ---             ---       ---              ---         (200,000)
New Jersey Plastics, Inc.          ---             ---       ---              ---         (600,000)
                               --------                   -------      ------------     ----------

Balance, September 30, 1996     177,818                    95,878         1,767,118      2,206,860

Activity during 1997 due to
 Capital contributions (distributions):

Chester County Container Corp.     ---             ---       ---              ---         (150,000)
Franklin Plastics, Inc.            ---             ---       ---              ---         (200,000)
Pennsylvania Plastics, Inc.     (2,000)           none       (100)         (20,000)          ---
Bunker Hill Plastics, Inc.     (10,000)           none       (100)          (1,000)
                               --------                   -------      ------------     ----------

Balance, June 30, 1997         165,818                     95,678      $ 1,746,118      $1,856,860
                               --------                   -------      ------------     ----------
                               --------                   -------      ------------     ----------

Treasury Stock:
Garelick Farms, Inc.:
  Voting                                                    7,987
  Non-Voting                                               60,325
                                                          -------
                                                           68,312      $11,400,000
Miscoe Springs, Inc.                                          100           80,000
                                                          -------      ------------
Balance, September 30, 1994, 1995 and 1996                 68,412      $11,480,000
                                                          -------      ------------
                                                          -------      ------------

13.  SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid during the period for:

                                                                    nine months
                         years ended September 30,                 ended June 30,
                    -------------------------------------     ------------------------
                       1994         1995          1996           1996          1997
                       ----         ----          ----           ----          ----
Interest            $ 882,261    $1,889,445    $2,860,960     $1,861,308    $2,608,079
State income taxes    618,164       708,621       975,438        902,202       659,749

                                   Continued

                           THE GARELICK COMPANIES

                  Notes to combined financial statements

                                 ----------


14.  SEGMENT INFORMATION AND MAJOR CUSTOMERS:

Information about the Company's operations in the dairy and plastics segments for the three years ended September 30, is as follows:

                                            1994           1995           1996
                                            ----           ----           ----
Net sales to unaffiliated customers:
  Fluids                                $247,944,655   $260,809,514   $278,013,511
  Plastics                                42,937,854     71,079,206     84,215,794
                                        ------------   ------------   -------------
    Total                               $290,882,509   $331,888,720   $362,229,305
                                        ------------   ------------   -------------
                                        ------------   ------------   -------------

Operating income:
  Fluids                                $ 11,388,145   $ 14,970,464   $ 15,357,028
  Plastics                                 4,396,049      4,957,980      9,897,977
                                        ------------   ------------   -------------
    Total                               $ 15,784,194   $ 19,928,444   $ 25,255,005
                                        ------------   ------------   -------------
                                        ------------   ------------   -------------

Identifiable assets (at end of period):
  Fluids                                $ 53,081,575   $ 54,819,852   $ 57,456,198
  Plastics                                13,544,747     17,616,539     46,253,538
                                        ------------   ------------   -------------
    Total                               $ 66,626,322   $ 72,436,391   $103,709,736
                                        ------------   ------------   -------------
                                        ------------   ------------   -------------

Capital expenditures:
  Fluids                                $  5,876,101   $ 12,207,880   $  5,544,401
  Plastics                                11,763,547      8,152,549     29,379,453
                                        ------------   ------------   -------------
    Total                               $ 17,639,648   $ 20,360,429   $ 34,923,854
                                        ------------   ------------   -------------
                                        ------------   ------------   -------------
Depreciation expense:
  Fluids                                $  5,801,169   $  5,834,442   $   5,768,961
  Plastics                                 2,264,929      2,033,164       4,064,556
                                        ------------   ------------   -------------
    Total                               $  8,066,098   $  7,867,606   $   9,833,517
                                        ------------   ------------   -------------
                                        ------------   ------------   -------------

The Company has several significant customers. For the year ended September 30, 1996, one customer had sales of approximately 14% of the Company's total sales and sales of approximately 12% and 11% of the Company's total sales for the years ended September 30, 1995 and 1994, respectively.

                                   Continued

                            THE GARELICK COMPANIES

                   Notes to combined financial statements

                                  ----------


15.  FAIR VALUE OF FINANCIAL INSTRUMENTS:

The Company believes that its borrowings under its loan and security agreements are stated at fair value due to the variable interest rates which reset periodically. The carrying amounts and fair values of fixed rate borrowings under notes and term loans were as follows for the year to which the disclosure requirement first applies:

                                       as of September 30, 1996
                                       ------------------------
                                    Carrying Amount    Fair Value
                                    ---------------    ----------

     Fixed rate borrowings            $12,545,235      $12,273,105


16.  SUBSEQUENT EVENT:

On June 23, 1997 the Company announced that it had signed a definitive agreement to be acquired by Suiza Foods Corporation. The transaction was completed on July 31, 1997. Due to the change in control, all borrowings have been repaid.

                        INDEPENDENT AUDITOR'S REPORT


To the Partners
Dairy Fresh L.P.
Winston-Salem, North Carolina

We have audited the accompanying balance sheets of Dairy Fresh L.P. (a limited partnership) as of December 31, 1996 and 1995, and the related statements of income, partners' equity and cash flows for the years ended December 31, 1996 and 1995, and the period from July 1, 1994 (date of acquisition) to December 31, 1994. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dairy Fresh L.P. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years ended December 31, 1996 and 1995, and the period from July 1, 1994 (date of acquisition) to December 31, 1994, in conformity with generally accepted accounting principles.

McGladrey & Pullen, LLP
Winston-Salem, North Carolina
March 10, 1997, except for Note 13
as to which the date is July 1, 1997

DAIRY FRESH L.P.
(A LIMITED PARTNERSHIP)

BALANCE SHEETS
-------------------------------------------------------------------------------

                                            DECEMBER 31
                                     -------------------------     JUNE 30,
ASSETS                                  1995          1996          1997
                                                                 (UNAUDITED)
CURRENT ASSETS:
   Cash                              $       532   $       532   $    68,112
   Accounts receivable                 4,349,850     3,862,274     5,131,269
   Inventories                         1,714,379     1,753,247     2,189,393
   Prepaid expenses                      115,707       120,040        75,100
                                     -----------   -----------   -----------

           Total current assets        6,180,468     5,736,093     7,463,874

PROPERTY AND EQUIPMENT                10,083,028     9,610,013     9,197,059

INTANGIBLE ASSETS                     32,045,748    38,666,072    37,691,450
                                     -----------   -----------   -----------

TOTAL                                $48,309,244   $54,012,178   $54,352,383
                                     -----------   -----------   -----------
                                     -----------   -----------   -----------

LIABILITIES AND PARTNERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable                  $ 4,172,245   $ 4,824,231   $ 4,254,144
   Accrued expenses                      343,665       937,484       768,044
   Current maturities of
     long-term debt                                  5,000,000     6,250,000
                                     -----------   -----------   -----------

           Total current liabilities   4,515,910    10,761,715    11,272,188

LONG-TERM DEBT                        27,722,637    36,132,274    32,435,580

COMMITMENT AND CONTINGENCIES

PARTNERS' EQUITY                      16,070,697     7,118,189    10,644,615
                                     -----------   -----------   -----------

TOTAL                                $48,309,244   $54,012,178   $54,352,383
                                     -----------   -----------   -----------
                                     -----------   -----------   -----------


See notes to financial statements.

DAIRY FRESH L.P.
(A LIMITED PARTNERSHIP)

STATEMENTS OF INCOME

------------------------------------------------------------------------------------------------------------------

                                    PERIOD FROM
                                    JULY 1, 1994
                                     (DATE OF
                                  ACQUISITION) TO
                                    DECEMBER 31,      YEARS ENDED DECEMBER 31          SIX MONTHS ENDED JUNE 30
                                        1994           1995              1996            1996             1997
                                    ------------   ------------      ------------    ------------     ------------
                                                                                               (UNAUDITED)

NET SALES                           $ 50,702,692   $101,761,863      $117,040,325    $ 56,370,017     $ 54,592,144

COST OF SALES                         39,989,451     78,322,848        96,547,184      45,084,526       43,846,537
                                    ------------   ------------      ------------    ------------     ------------

           Gross profit               10,713,241     23,439,015        20,493,141      11,285,491       10,745,607

OPERATING COSTS AND EXPENSES:
   Selling and distribution              985,954      1,875,756         2,218,186       1,007,115          993,854
   General and administrative            892,572      1,867,946         2,216,880         997,336        1,068,465
   Amortization of intangibles           718,477      1,437,547         1,489,285         718,776          876,417
                                    ------------   ------------      ------------    ------------     ------------

           Total operating costs
             and expenses              2,597,003      5,181,249         5,924,351       2,723,227        2,938,736
                                    ------------   ------------      ------------    ------------     ------------

INCOME FROM OPERATIONS                 8,116,238     18,257,766        14,568,790       8,562,264        7,806,871

OTHER (INCOME) EXPENSE:
   Interest expense, net, including
      amortization of financing fees   1,607,740      2,867,525         2,291,115       1,084,704        1,829,563
   Other                                 (19,598)       (34,560)           25,432         (53,144)         (17,993)
                                    ------------   ------------      ------------    ------------     ------------

           Total other (income)
             expense                   1,588,142      2,832,965         2,316,547       1,031,560        1,811,570
                                    ------------   ------------      ------------    ------------     ------------

NET INCOME                             6,528,096     15,424,801        12,252,243       7,530,704        5,995,301

PRO FORMA INCOME TAXES                 2,559,796      6,089,824         4,834,278       2,979,499        2,364,783
                                    ------------   ------------      ------------    ------------     ------------

PRO FORMA NET INCOME                $  3,968,300   $  9,334,977      $  7,417,965    $  4,551,205     $  3,630,518
                                    ------------   ------------      ------------    ------------     ------------
                                    ------------   ------------      ------------    ------------     ------------

See notes to financial statements.

DAIRY FRESH L.P.
(A LIMITED PARTNERSHIP)

STATEMENTS OF PARTNERS' EQUITY
-------------------------------------------------------------------------------------------------------------------------------

                                                                                         EQUITY PLAN
                                           GENERAL PARTNERS      LIMITED PARTNER       LIMITED PARTNERS            TOTAL
                                          --------------------   -----------------    ------------------  ---------------------
                                           UNITS      AMOUNT     UNITS     AMOUNT     UNITS     AMOUNT     UNITS       AMOUNT
                                           -----      ------     -----     ------     -----     ------     -----       ------
BALANCE AT JUNE 30, 1994                     -      $  -           -     $  -           -     $    -               $   -

  Capital contributions                   120,500    4,406,417   4,500       7,945    2,813      14,063   127,813     4,428,425

  Net income                                         6,389,001             112,520               26,575               6,528,096

  Cash distributions ($22.16 per unit)              (2,694,636)           (105,857)             (31,506)             (2,831,999)
                                          -------  -----------   -----   ---------    -----   ---------   -------  ------------

BALANCE AT DECEMBER 31, 1994              120,500    8,100,782   4,500      14,608    2,813       9,132   127,813     8,124,522

  Capital contributions                                                               1,875       9,375     1,875         9,375

  Net income                                        14,741,384             395,689              287,728              15,424,801

  Cash distributions ($57.74 per unit)              (7,020,659)           (275,806)            (191,536)             (7,488,001)
                                          -------  -----------   -----   ---------    -----   ---------   -------  ------------

BALANCE AT DECEMBER 31, 1995              120,500   15,821,507   4,500     134,491    4,688     114,699   129,688    16,070,697

  Net income                                        11,384,252             425,138              442,853              12,252,243

  Charge associated with payment
    of contingent note                              (1,610,911)             (9,607)              (7,816)             (1,628,334)

  Cash distributions ($105.95 per unit)            (18,977,672)           (274,882)            (323,863)            (19,576,417)
                                          -------  -----------   -----   ---------    -----   ---------   -------  ------------

BALANCE AT DECEMBER 31, 1996              120,500    6,617,176   4,500     275,140    4,688     225,873   129,688     7,118,189

  Capital contributions (unaudited)                                                     625       3,125       625         3,125

  Net income (unaudited)                             5,543,856             207,032              244,413               5,995,301

  Cash distributions ($18.97 per unit)
    (unaudited)                                     (2,285,858)            (85,364)            (100,778)             (2,472,000)
                                          -------  -----------   -----   ---------    -----   ---------   -------  ------------
BALANCE AT JUNE 30, 1997
  (Unaudited)                             120,500  $ 9,875,174   4,500   $ 396,808    5,313   $ 372,633   130,313  $ 10,644,615
                                          -------  -----------   -----   ---------    -----   ---------   -------  ------------
                                          -------  -----------   -----   ---------    -----   ---------   -------  ------------

See notes to financial statements.

DAIRY FRESH, L.P.
(A LIMITED PARTNERSHIP)

STATEMENTS OF CASH FLOWS
-------------------------------------------------------------------------------------------------------------------------
                                                  PERIOD FROM
                                                  JULY 1, 1994
                                                    (DATE OF
                                                  ACQUISITION),    YEARS ENDED DECEMBER 31      SIX MONTHS ENDED JUNE 30
                                                 TO DECEMBER 31, ---------------------------    -------------------------
                                                     1994            1995           1996           1996            1997
                                                                                                       (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                     $ 6,528,096    $ 15,424,801   $ 12,252,243    $ 7,530,704   $ 5,995,301
   Agreements to reconcile net income to
     net cash provided by operating activities:
      Loss on sale of equipment                                         2,840         36,661         35,235         3,856
      Depreciation                                    367,521         886,980      1,051,685        514,680       538,542
      Amortization                                    771,472       1,542,946      1,847,640        771,474       974,622
         Change in assets and liabilities:
            Accounts receivable                       573,931         (43,137)       487,576     (2,055,139)   (1,268,995)
            Inventories                                84,801        (212,056)       (38,868)      (190,360)     (436,146)
            Prepaid expenses                           (3,170)          8,366         (4,333)        87,001        44,940
            Accounts payable                       (1,247,708)       (119,205)     1,382,308      1,579,170      (554,880)
            Accrued expenses                          328,682        (488,891)       593,819        922,777      (169,440)
                                                  -----------    ------------   ------------    -----------   -----------
           Net cash provided by operating
             activities                             7,403,625      17,002,644     17,608,731      9,195,542     5,127,800
                                                  -----------    ------------   ------------    -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Proceeds from sale of equipment                                      8,760         77,460         49,640        46,985
   Purchase of property and equipment              (1,643,229)     (1,215,022)      (692,791)      (542,622)     (176,429)
                                                  -----------    ------------   ------------    -----------   -----------

           Net cash used in investing activities   (1,643,229)     (1,206,262)      (615,331)      (492,982)     (129,444)
                                                  -----------    ------------   ------------    -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Excess of outstanding checks over bank
     balance                                        1,145,612        (400,083)      (730,322)      (175,380)      (15,207)
   Contributions of capital by equity partners         14,063           9,375                                       3,125
   Proceeds from long-term borrowings                                             41,382,499
   Principal payments on long-term borrowings      (4,067,008)     (7,917,467)   (27,972,862)    (5,024,163)   (2,446,694)
   Cash distributions to partners                  (2,831,999)     (7,488,001)   (19,576,417)    (3,500,000)   (2,472,000)
   Payments for financing and syndication costs       (20,738)                    (1,049,999)
   Payment on contingent note                                                     (9,046,299)
                                                  -----------    ------------   ------------    -----------   -----------

           Net cash used in financing activities   (5,760,070)    (15,796,176)   (16,993,400)    (8,699,543)   (4,930,776)
                                                  -----------    ------------   ------------    -----------   -----------

NET INCREASE IN CASH                                      326             206              -          3,017        67,580

CASH:
   Beginning                                                              326            532            532           532
                                                  -----------    ------------   ------------    -----------   -----------

   Ending                                         $       326    $        532   $        532    $     3,549   $    68,112
                                                  -----------    ------------   ------------    -----------   -----------
                                                  -----------    ------------   ------------    -----------   -----------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
   Cash payments for interest                     $ 1,200,786    $  3,116,085   $  1,524,171    $ 1,032,006   $ 2,059,822
                                                  -----------    ------------   ------------    -----------   -----------
                                                  -----------    ------------   ------------    -----------   -----------
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND
   FINANCIAL ACTIVITIES:
   Equipment acquired through incurrence
     of accounts payable                          $   285,725
                                                  -----------
                                                  -----------

   Acquisition of Dairy Fresh, Inc. (Note 2)      $         -
                                                  -----------
                                                  -----------

See notes to financial statements.

DAIRY FRESH L.P.
(A LIMITED PARTNERSHIP)

NOTES TO FINANCIAL STATEMENTS
PERIOD FROM JULY 1, 1994 (DATE OF ACQUISITION) TO DECEMBER 31, 1994,
YEARS ENDED DECEMBER 31, 1995 AND 1996, AND
UNAUDITED SIX MONTHS ENDED JUNE 30, 1996 AND 1997
------------------------------------------------------------------------------

1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS - Dairy Fresh L.P. (the "Partnership") is a limited partnership that was formed May 2, 1994, under the Revised Uniform Limited Partnership Act of the State of Delaware, and on July 1, 1994, acquired the business and net operating assets of Dairy Fresh, Inc. in a purchase business combination. The general partners consist of Dairy Mgmt. Corp., (formerly Dairy Fresh, Inc.) a North Carolina corporation, which is currently the managing partner of the Partnership, and ZS Dairy Fresh L.P., a Delaware limited partnership. Limited partners are ZS Dairy Inc., a Delaware corporation, and selected key employees who participate in the Dairy Fresh L.P. Employee Equity Plan. The Partnership processes, packages and sells dairy products on a wholesale basis primarily to grocery stores in the southeastern United States. Sales are on credit terms that the Partnership establishes for individual customers, which generally range up to 30 days, and the Partnership performs ongoing credit evaluations of its customers and provides for potential credit losses based on historical experience.

ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INVENTORIES - Inventories are valued at the lower of cost, on the first-in, first-out method, or market. Costs of finished goods inventories include raw materials, direct labor and indirect production and overhead costs.

PROPERTY AND EQUIPMENT - Property and equipment is stated at cost. Depreciation is determined principally under the straight-line method over the estimated useful lives of the assets, as follows:

              ASSET                                    USEFUL LIFE

     Buildings and improvements                      30 years
     Machinery and equipment                         Five to ten years
     Vehicles                                        Three years
     Furniture and fixtures                          Three to ten years

Expenditures for repairs and maintenance that do not improve or extend the life of the assets are expensed as incurred.

INTANGIBLES - Intangible assets relate principally to the formation of the Partnership and the acquisition of assets from Dairy Fresh, Inc. The excess of cost over the fair value of net assets acquired (goodwill) is being amortized using the straight-line method over a 30-year period. Financing fees in connection with the acquisition of assets and the refinancing of long-term debt are being amortized over the six-year term of the debt using the straight-line method. Organization and asset acquisition costs are being amortized using the straight-line method over a five-year period.

The Partnership periodically assesses the net realizable value of its intangible assets, as well as all other assets, by comparing the expected future net operating cash flows, undiscounted and without interest charges, to the carrying amount of the underlying assets. The Partnership would evaluate a potential impairment if the recorded value of these assets exceeded the associated future net operating cash flows. Any potential impairment loss would be measured as the amount by which the carrying value exceeds the fair value of the asset. Fair value of assets would be measured by market value, if an active market exists, or by a forecast of expected future net operating cash flows, discounted at a rate commensurate with the risk involved.

REVENUE - Revenue is recognized when the product is shipped to the customer.

PRO FORMA INCOME TAXES - The Partnership's historical financial statements do not reflect federal and state income tax expense or the related current and deferred income tax assets and liabilities since income taxes are the responsibility of the partners. However, had the Partnership been organized as a corporation and been subject to corporate income taxes, the Partnership's statements of income would have reflected federal and state income tax expense. Pro forma income tax expense, as if the Partnership was subject to corporate income taxes, is reflected on the statements of income for all periods using the federal and state tax rates in effect for those periods.

FAIR VALUE OF FINANCIAL INSTRUMENTS - Pursuant to Statement of Financial Accounting Standards No. 107, "Disclosure About Fair Value of Financial Instruments," The Partnership is required to disclose an estimate of the fair value of its financial instruments. The Partnership's financial instruments include accounts receivable, accounts payable and debt; however, due to their near-term maturities, the carrying amounts of accounts receivable and accounts payable are considered equivalent to fair value. In addition, because the interest rates on the Partnership's revolving credit and term loan facilities are variable, their fair values approximate their carrying values.

CASH EQUIVALENTS - The Partnership considers all highly liquid investments purchased with a remaining maturity of three months or less to be cash equivalents.

UNAUDITED INTERIM FINANCIAL STATEMENTS - The Partnership's balance sheet as of June 30, 1997, and the statements of income and cash flows for the six months ended June 30, 1996 and 1997, have been prepared by the Partnership without audit. In the opinion of management, all adjustments (which include only normal, recurring adjustments) necessary to present fairly the balance sheet of the Partnership at June 30, 1997, and the results of operations and cash flows of the Partnership for the six months ended June 30, 1996 and 1997, have been made. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year.

2. ASSET ACQUISITION

On July 1, 1994, the Partnership acquired the business and net operating assets of Dairy Fresh, Inc. for cash of $46,305,916, plus a 14.4% profit sharing interest in the future net profits of Dairy Fresh L.P. (represented by an 18% equity interest of the Partnership) and a subordinated, contingent note of the

Partnership due the earlier of June 30, 2009, or 90 days after the payment of a $10,000,000 senior subordinated note payable to ZS Dairy Fresh L.P. (see Note 12). The acquisition was accounted for as a purchase, and due to the 18% continuing equity interest in the Partnership, that portion of the Partnership was valued using predecessor basis, which caused a reduction in initial partnership equity of $8,064,900.

The following is a summary of the noncash investing and financing activities related to the acquisition of Dairy Fresh, Inc.:

Net assets acquired:
   Accounts receivable                                $  4,880,644
   Inventories                                           1,587,124
   Prepaid expenses                                        120,903
   Fair value of property and equipment                  8,205,153
   Intangibles                                          34,360,166
   Accounts payable assumed                             (4,507,904)
   Accrued expenses assumed                               (503,874)
                                                      ------------
                                                      $ 44,142,212
                                                      ------------
                                                      ------------

Funding for the acquisition:
   Issuance of long-term debt                         $ 39,707,112
   Contribution of capital by partners                   4,435,100
                                                      ------------

                                                      $ 44,142,212
                                                      ------------
                                                      ------------

The purchase price of the business and net operating assets acquired exceeded their fair value by $31,848,054 at the time of the purchase. This amount is being amortized over 30 years by the straight-line method. An additional $7,417,965 of goodwill was recognized in 1996 in connection with a payment on the contingent note payable (see Note 12). This amount is being amortized over the remaining life of the original goodwill.

3. INVENTORIES

                                              DECEMBER 31
                                      -------------------------      JUNE 30,
                                         1995           1996          1997
                                                                   (UNAUDITED)

Raw materials                         $  239,274     $  209,635     $  283,860
Supplies                                 920,653        928,283      1,208,170
Finished goods                           554,452        615,329        697,363
                                      ----------     ----------     ----------
                                      $1,714,379     $1,753,247     $2,189,393
                                      ----------     ----------     ----------
                                      ----------     ----------     ----------

4. PROPERTY, PLANT AND EQUIPMENT


                                            DECEMBER 31
                                    -------------------------         JUNE 30,
                                       1995           1996              1997
                                                                     (UNAUDITED)

Land                                $   240,000     $   240,000     $   240,000
Buildings and improvements            2,975,924       3,136,203       3,136,203
Machinery and equipment               8,115,806       8,463,287       8,549,901
                                    -----------     -----------     -----------

                                     11,331,730      11,839,490      11,926,104

Less accumulated depreciation        (1,248,702)     (2,229,477)     (2,729,045)
                                    -----------     -----------     -----------

                                    $10,083,028     $ 9,610,013     $ 9,197,059
                                    -----------     -----------     -----------
                                    -----------     -----------     -----------
5. INTANGIBLE ASSETS

                                            DECEMBER 31
                                    -------------------------        JUNE 30,
                                       1995           1996             1997
                                                                    (UNAUDITED)

Goodwill                            $31,848,054     $39,266,019     $39,266,019
Financing fees                          632,391       1,180,353       1,180,353
Organization and asset
  acquisition costs                   1,879,721       1,992,799       1,992,799
                                    -----------     -----------     -----------
                                     34,360,166      42,439,171      42,439,171

Less accumulated amortization        (2,314,418)     (3,773,099)     (4,747,721)
                                    -----------     -----------     -----------

                                    $32,045,748     $38,666,072     $37,691,450
                                    -----------     -----------     -----------
                                    -----------     -----------     -----------

During 1996, in connection with the refinancing of the Partnership's debt and repayment of the senior subordinated note, as discussed in Note 12, the Partnership made a prepayment on the contingent purchase price note payable. This prepayment resulted in the recognition of additional goodwill of $7,417,965, which is being amortized over the remaining life of the original goodwill. In addition, certain financing and other fees were paid in connection with the refinancing that are being amortized over the term of the debt.

6. ACCOUNTS PAYABLE

Included in accounts payable at December 31, 1995 and 1996, is the excess of outstanding checks over the bank balances of $745,529 and $15,207, respectively. There was no excess of outstanding checks over the bank balances at June 30, 1997.

7.   LONG-TERM DEBT
     Long-term debt is composed of the following:

                                        DECEMBER 31,  DECEMBER 31,   JUNE 30,
                                            1995         1996          1997
                                                                    (UNAUDITED)

     Credit facility:
       Revolving credit note facility   $    -        $ 6,882,274  $ 5,685,580
       Term loan facility                              34,250,000   33,000,000
     Acquisition facilities repaid:
       Note payable                      17,722,637
       Subordinated note payable         10,000,000
                                        -----------   -----------  -----------
                                         27,722,637    41,132,274   38,685,580

     Less current maturities                           (5,000,000)  (6,250,000)
                                        -----------   -----------  -----------

                                        $27,722,637   $36,132,274  $32,435,580
                                        -----------   -----------  -----------
                                        -----------   -----------  -----------

     In connection with the July 1, 1994 acquisition of Dairy Fresh, Inc., the Partnership entered into a note payable agreement with NationsBank of North Carolina, N.A. and a subordinate note payable agreement with ZS Dairy
     Fresh L.P. (a general partner), the proceeds of which, together with capital contributed by the partners, were used to fund the acquisition. On November 12, 1996, the Partnership entered into a new revolving credit and term loan agreement with The First National Bank of Boston and NationsBank, N.A. as part of the refinancing of the above acquisition facilities.
     Under the terms of the new agreement, First National Bank of Boston acts as the administrative agent and NationsBank as the co-agent for all lending institutions participating in the credit agreement. This loan agreement provides for the Partnership to borrow up to $10,000,000 under a revolving credit facility, in addition to a term loan facility of $35,000,000.

     The revolving credit and term loan bear interest at either a base rate or the LIBOR plus an applicable percentage. The base rate is the higher of an annual rate announced by the First Bank of Boston or 1/2% above the weighted average of the rates on overnight federal funds transactions. The percentage added to the base rate or the LIBOR for determining the interest charged on the revolving credit facility will be redetermined quarterly in accordance with the terms set forth in the credit agreement. The percentage added has a range of 1.00% to 1.25% relating to the base rate and a range of 2.50% to 2.75% relating to the LIBOR. At December 31, 1996, the interest rate in effect on the above debt was approximately 8%. The revolving credit facility is due and payable on November 12, 2002, with interest payments due monthly, while the term loan facility is payable in quarterly principal installments, along with accrued interest on each payment date, of $1,250,000 through September 30, 1998; $1,500,000 through September 30, 2001; $1,750,000 through September 30, 2002; with a final payment of $500,000 due November 12, 2002.

     The aggregate payments required on long-term debt at December 31, 1996, are as follows:

     Year of maturity:
          1997                                              $ 5,000,000
          1998                                                5,250,000
          1999                                                6,000,000
          2000                                                6,000,000
          2001                                                6,250,000
          Thereafter                                         12,632,274
                                                            -----------

                                                            $41,132,274
                                                            -----------
                                                            -----------

     The revolving credit facility and term loan facility are collateralized by a pledge of substantially all of the Partnership's assets and are subject to a credit agreement which requires the Partnership to observe certain covenants including, among others, the maintenance of a maximum ratio of debt to earnings, the maintenance of a minimum ratio of cash flow to debt, the maintenance of a minimum ratio of earnings to interest, the maintenance of a minimum net worth, and the maintenance of minimum earnings. At December 31, 1996, the Partnership had complied with all provisions of the loan agreement.

8.   PARTNERSHIP UNITS AND ALLOCATIONS

     The Partnership is composed of Dairy Fresh Mgmt. Corp. (formerly Dairy Fresh, Inc.), a North Carolina corporation (the managing partner), and ZS Dairy Fresh L.P., a Delaware limited partnership (as General Partners), ZS Dairy Inc., a Delaware corporation (the Limited Partner), and certain key employees (the Equity Plan Limited Partners).

     The Equity Plan Limited Partners are certain key employees designated by the General Partners who have been permitted to acquire a specified number of limited partnership units at $5 per unit. Units acquired by Equity Plan Limited Partners share pro rata in allocations of income and distributions, vest over five years, and are subject to redemption upon the employee's termination of employment (except that vested units are not subject to redemption if termination results from death or disability) or upon the dissolution of the Partnership. The redemption price of unvested equity plan units is the lesser of the Equity Plan Limited Partners' positive capital account balance or $5 per unit. Upon termination of employment due to other than death or disability, the redemption price of vested equity plan units is the sum of (1) the lesser of (A) the Equity Plan Limited Partners' positive capital account balance allocable to such vested units and (B) $5 per unit and (2) the product of the profit percentage represented by such vested units times the excess, if any, of the Partnership's book value at the redemption date over the Partnership's book value as of the date of the purchase of the units. Upon liquidation, the redemption price of vested equity plan units is the amount of the Equity Plan Limited Partners' positive capital account balance.

     As discussed in Notes 1 and 2, Dairy Fresh Mgmt. Corp. is the successor to Dairy Fresh, Inc. from which the Partnership's business and net assets were acquired. Accordingly, the amounts recorded as capital contributions to the Limited Partnership are based, in part, upon the predecessor cost basis. As a result, until such time as capital accounts were restored to the agreed-upon values, net income was allocated to the partners in a manner that resulted in their ending capital account balances reflecting their respective interests in the book value of the Limited Partnership. Thereafter, net income has been allocated pro rata to the partners based on partnership units. Cash distributions by the Limited Partnership are allocable first pro rata in proportion to assumed tax rate times the net profit allocated to each partner for income tax purposes, with any balance allocable pro rata based on partnership units.

9.   THRIFT SAVINGS AND PROFIT SHARING PLAN

     The Partnership sponsors a thrift savings profit sharing plan that covers substantially all employees and provides that the Partnership will match 25% of the first 6% of salary contributed by each employee. Additionally, the Partnership may contribute a discretionary amount determined by the managing partner. During the six months ended December 31, 1994, the years ended December 31, 1995 and 1996, and the unaudited six months ended June 30, 1996 and 1997, total contributions of $119,315, $141,248,
     $177,106, $71,049 and $76,616, respectively, were made by the Partnership to the plan.

10.  MAJOR CUSTOMERS

     Net sales for the periods presented include sales to the following major customers:

                                                      CUSTOMER A    CUSTOMER B

          Six months ended December 31, 1994          $35,178,918  $11,862,228
          Year ended December 31, 1995                 69,143,133   24,901,624
          Year ended December 31, 1996                 80,586,173   28,233,841
          Unaudited six months ended June 30, 1996     38,451,002   14,197,654
          Unaudited six months ended June 30, 1997     38,367,258   12,762,431


11.  RELATED PARTY TRANSACTIONS

     The Partnership has consulting agreements with both of its general partners requiring the payment of consulting fees, plus expenses, in consideration for financial advisory and oversight services. These consulting agreements required annual payments totaling $350,000, which are accrued monthly, and have been included in general and administrative expenses. In addition, the Partnership paid one of its general partners an investment banking fee of $425,000, along with related expenses, during 1994, for acquisition and financing services, which were included as part of the costs and expenses of the acquisition.

12.  COMMITMENTS AND CONTINGENCIES

     CONTINGENT PURCHASE NOTE - As part of the July 1, 1994, purchase of the business and net operating assets of Dairy Fresh, Inc., the Partnership issued a contingent note payable to the seller, which was contingent upon the attainment of certain operating profit targets in the future and was due the earlier of June 30, 2009, or 90 days after the payment of the $10,000,000 senior subordinated note payable to ZS Dairy Fresh L.P. Because of the refinancing of the Partnership's long-term debt and the related payment of the senior subordinated note due ZS Dairy Fresh L.P., a contingent note prepayment of $9,046,299 was made to the seller, which was accounted for by recording additional goodwill of $7,417,965 and a charge to partners' equity of $1,628,334, representing the seller's carryover interest in the Partnership. The remaining balance, if any, of the contingent note is now due the earlier of June 30, 2009, or 90 days after payment of a certain amount of existing long-term debt, as defined in the agreement. When this condition is satisfied, the principal due on the contingent note payable will be computed to equal 100% of the operating income (as defined) of the Partnership for the four preceding fiscal quarters less the prepayment amount. However, if the long-term debt repayment requirement is not met by June 30, 2009, the principal amount is deemed to be zero. In addition, if the Partnership has not achieved an average monthly operating profit of at least $1,250,000 for each of the months beginning July 1994 and through the month preceding the long-term debt repayment date and annual net operating profit of at least $15,000,000 as of the long-term repayment date, the maturity date of the note shall be one year from the long-term repayment date.

     EMPLOYMENT AGREEMENTS - In connection with the acquisition in 1994, the Partnership entered into employment agreements with certain officers that provided for minimum compensation levels and incentive bonuses along with provisions for termination of benefits in certain circumstances.

13.  SUBSEQUENT EVENT

     On July 1, 1997, the Partnership sold substantially all of the assets of the Partnership to Suiza Foods Corporation for cash and the assumption of substantially all liabilities, except for debt.

                                       ******

                                      SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

    Dated:  August 21, 1997            SUIZA FOODS CORPORATION



                                       By:  /s/ Tracy L. Noll
                                            -------------------------------
                                            Tracy L. Noll
                                            VICE PRESIDENT AND CHIEF
                                            FINANCIAL OFFICER

                                  INDEX TO EXHIBITS

Exhibit
Number                       Description
------                       -----------
   2.1 Asset Purchase Agreement, dated as of June 11, 1997, by and among DF Acquisition Corp., a Delaware corporation, Dairy Fresh L.P., a Delaware limited partnership, and Suiza Foods Corporation, a Delaware corporation (filed as Exhibit 2.1 to the Company's Current Report on Form 8-K dated July 14, 1997 and incorporated herein by reference).

   2.2 Stock Purchase Agreement dated June 20, 1997 among Suiza Foods Corporation, Peter M. Bernon, Alan J. Bernon and the other stockholders named therein and The Garelick Companies (filed as Exhibit 10.7 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 and incorporated herein by reference).

   2.3 Amendment No. 1 to Stock Purchase Agreement dated July 30, 1997 among Suiza Foods Corporation, Peter M. Bernon, Alan J. Bernon and the other stockholders named therein and the Garelick Companies (filed as Exhibit 10.8 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 and incorporated herein by reference).

   2.4 Stockholders Agreement dated July 31, 1997 among Suiza Foods Corporation, Franklin Plastics, Peter M. Bernon and Alan J. Bernon (filed as Exhibit 10.9 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 and incorporated herein by reference).

  23.1   Consent of McGladrey & Pullen, LLP.

  23.2   Consent of Coopers & Lybrand L.L.P.

  99.1 Press Release issued by the Company at 7:36 a.m. EDT on June 23, 1997 (filed as Exhibit 99.1 to the Company's Current Report on Form 8-K dated July 14, 1997 and incorporated herein by reference).

  99.2 Press Release issued by the Company at 7:50 a.m. EDT on June 23, 1997 (filed as Exhibit 99.2 to the Company's Current Report on Form 8-K dated July 14, 1997 and incorporated herein by reference).